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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42082, 333-47259, 333-68255, 333-77051) of Tier Technologies, Inc. of our reports dated November 30, 2003, except for the 1st and 2nd paragraphs of Note 16 and Note 17 which are as of December 12, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
December 18, 2003

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  EXHIBIT 23.1